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Exhibit 99.2

PRIMEDIA INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Financial Statements

        On February 17, 2005, the Company announced that it had reached an agreement to sell About, Inc. ("About"), part of the Enthusiast Media segment, to The New York Times Company for approximately $410 million. The sale was completed on March 18, 2005.

Pro Forma Financial Statements

        The following unaudited pro forma condensed consolidated financial statements have been prepared based on the historical consolidated financial statements of PRIMEDIA Inc. ("PRIMEDIA") after giving effect to the sale of its wholly-owned subsidiary, About, and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed statements of consolidated operations give effect to the disposal of About by PRIMEDIA as if it had occurred on January 1, 2002 and the unaudited pro forma condensed consolidated balance sheet gives effect to the disposal of About by PRIMEDIA as if it had occurred on December 31, 2004. The unaudited pro forma condensed consolidated financial statements were derived by adjusting the historical consolidated financial statements of PRIMEDIA for the removal of assets, liabilities, revenues and expenses associated with About and the pro forma adjustments described in the footnotes. In the first quarter of 2005, Primedia will classify the results of operations of About as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

        The unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the audited historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 16, 2005.

        The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of consolidated operations that would have actually been reported had the disposition occurred on January 1, 2002 for statements of consolidated operations purposes and as of December 31, 2004 for consolidated balance sheet purposes, nor are they necessarily indicative of PRIMEDIA's future consolidated financial position or consolidated results of operations. The unaudited pro forma condensed consolidated financial statements are based upon estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for the purposes of developing this pro forma information.

PRIMEDIA INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(dollars in thousands)

	December 31, 2004
	Historical Consolidated	About	Pro Forma Adjustments(h)		Pro Forma Consolidated
Assets
Current assets:
Cash and cash equivalents	$13,000		$8,200	(a)	$21,200
Accounts receivable, net	179,005	$6,982			172,023
Inventories	22,696				22,696
Prepaid expenses and other	29,423	337			29,086
Assets held for sale	40,274				40,274

Total current assets	284,398	7,319	8,200		285,279
Property and equipment, net	79,806	5,048			74,758
Other intangible assets, net	242,884	8			242,876
Goodwill	902,579	15,429			887,150
Other non-current assets	49,381				49,381

Total Assets	$1,559,048	$27,804	$8,200		$1,539,444

Liabilities and Shareholders' Deficiency
Current liabilities:
Accounts payable	$84,732	$3,190			$81,542
Accrued expenses and other	143,112	2,003	$3,500	(b)(c)	149,309
			4,700	(b)
Deferred revenues	157,314	488			156,826
Current maturities of long-term debt	24,919				24,919
Liabilities of businesses held for sale	26,980				26,980

Total current liabilities	437,057	5,681	8,200		439,576
Long-term debt	1,635,964]		(401,800	)(a)	1,708,723
Shares subject to mandatory redemption	474,559]
Deferred revenues	17,093				17,093
Deferred income taxes	75,172				75,172
Other non-current liabilities	64,023				64,023

Total Liabilities	2,703,868	5,681	(393,600)		2,304,587

Shareholders' deficiency:
Common stock	2,709				2,709
Additional paid-in capital	2,354,778				2,354,778
Accumulated deficit	(3,426,263)	22,123	22,123	(b)(d)	(3,046,586)
			379,677	(b)
Accumulated other comprehensive loss	(167)				(167)
Common stock in treasury, at cost	(75,877)				(75,877)

Total shareholders' deficiency	(1,144,820)	22,123	401,800		(765,143)

Total Liabilities and Shareholders' Deficiency	$1,559,048	$27,804	$8,200		$1,539,444

PRIMEDIA INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Statement of Consolidated Operations
(dollars in thousands, except per share amounts)

	Year ended December 31, 2004
	Historical Consolidated	About	Pro Forma Adjustments (h)		Pro Forma Consolidated
Revenues, net:
Advertising	$847,548	$35,193			$812,355
Circulation	278,435	16			278,419
Other	181,096	609			180,487

Total revenues, net	1,307,079	35,818			1,271,261
Operating costs and expenses:
Cost of goods sold	275,415	9,428			265,987
Marketing and selling	265,868	4,305			261,563
Distribution, circulation and fulfillment	217,178	23			217,155
Editorial	107,876	1,739			106,137
Other general expenses	155,010	7,956			147,054
Corporate administrative expenses	25,715		$(278)	(e)	25,437
Depreciation of property and equipment	37,380	3,332			34,048
Amortization of intangible assets and other	26,669	1,141			25,528
Severance related to separated senior executives	658				658
Non-cash compensation	6,097				6,097
Provision for severance, closures and restructuring related costs	9,651	5			9,646
Provision for unclaimed property	5,500	100			5,400
Gain on sale of businesses and other, net	(952)				(952)

Operating income	175,014	7,789	278		167,503
Other income (expense):
Provision for impairment of investments	(804)				(804)
Interest expense	(123,317)				(123,317)
Interest on shares subject to mandatory redemption	(43,780)				(43,780)
Amortization of deferred financing costs	(4,986)				(4,986)
Other income, net	19,204	16,686			2,518

Income (loss) from continuing operations before provision for income taxes	21,331	24,475	278		(2,866)
Provision for income taxes	(14,945)	(4)			(14,941)

Income (loss) from continuing operations	6,386	24,471	278		(17,807)
Preferred stock dividends and related accretion	(13,505)				(13,505)

Income (loss) from continuing operations applicable to common shareholders	$(7,119)	$24,471	$278		$(31,312)

Per common share:
Basic and diluted loss from continuing operations	$(0.03)				$(0.12)

Basic and diluted common shares outstanding	260,488,000				260,488,000

PRIMEDIA INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Statement of Consolidated Operations
(dollars in thousands, except per share amounts)

	Year ended December 31, 2003
	Historical Consolidated	About	Pro Forma Adjustments (h)	Pro Forma Consolidated
Revenues, net:
Advertising	$825,169	$13,584		$811,585
Circulation	288,335	73		288,262
Other	169,246	471		168,775

Total revenues, net	1,282,750	14,128		1,268,622
Operating costs and expenses:
Cost of goods sold	276,167	6,183		269,984
Marketing and selling	251,184	2,688		248,496
Distribution, circulation and fulfillment	222,211	24		222,187
Editorial	100,506	817		99,689
Other general expenses	154,929	7,652		147,277
Corporate administrative expenses	26,151		$231 (f)	26,382
Depreciation of property and equipment	46,351	7,896		38,455
Amortization of intangible assets, goodwill and other	53,589	7,131		46,458
Severance related to separated senior executives	9,372			9,372
Non-cash compensation	11,184			11,184
Provision for severance, closures and restructuring related costs	8,102	590		7,512
Loss on sale of businesses and other, net	591			591

Operating income (loss)	122,413	(18,853)	(231)	141,035
Other income (expense):
Provision for impairment of investments	(8,975)			(8,975)
Interest expense	(122,914)			(122,914)
Interest on shares subject to mandatory redemption	(21,889)			(21,889)
Amortization of deferred financing costs	(3,462)			(3,462)
Other expense, net	(3,002)			(3,002)

Loss from continuing operations before provision for income taxes	(37,829)	(18,853)	(231)	(19,207)
Provision for income taxes	(12,220)			(12,220)

Loss from continuing operations	(50,049)	(18,853)	(231)	(31,427)
Preferred stock dividends and related accretion, net	(41,853)			(41,853)

Loss from continuing operations applicable to common shareholders	$(91,902)	$(18,853)	$(231)	$(73,280)

Per common share:
Basic and diluted loss from continuing operations	$(0.35)			$(0.28)

Basic and diluted common shares outstanding	259,230,001			259,230,001

PRIMEDIA INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Statement of Consolidated Operations
(dollars in thousands, except per share amounts)

	Year ended December 31, 2002
	Historical Consolidated	About	Pro Forma Adjustments (h)	Pro Forma Consolidated
Revenues, net:
Advertising	$855,377	$11,261		$844,116
Circulation	310,154	17		310,137
Other	175,232	1,228		174,004

Total revenues, net	1,340,763	12,506		1,328,257
Operating costs and expenses:
Cost of goods sold	290,568	4,442		286,126
Marketing and selling	275,206	3,479		271,727
Distribution, circulation and fulfillment	228,686			228,686
Editorial	110,917	2,875		108,042
Other general expenses	160,963	2,330		158,633
Corporate administrative expenses	31,172		$1,710 (f)	32,882
Depreciation of property and equipment	56,172	5,335		50,837
Amortization of intangible assets, goodwill and other	158,893	30,806 (g)		128,087
Non-cash compensation	10,502	2,706		7,796
Provision for severance, closures and restructuring related costs	49,516	592		48,924
Loss on sale of businesses and other, net	7,247			7,247

Operating loss	(39,079)	(40,059)	(1,710)	(730)
Other income (expense):
Provision for impairment of investments	(19,045)			(19,045)
Interest expense	(138,593)	(122)		(138,471)
Amortization of deferred financing costs	(3,469)			(3,469)
Other income, net	4,993	(301)		5,294

Loss from continuing operations before provision for income taxes	(195,193)	(40,482)	(1,710)	(156,421)
Provision for income taxes	(46,375)	(38)		(46,337)

Loss from continuing operations	(241,568)	(40,520)	(1,710)	(202,758)
Preferred stock dividends and related accretion, net	(47,656)			(47,656)

Loss from continuing operations applicable to common shareholders	$(289,224)	$(40,520)	$(1,710)	$(250,414)

Per common share:
Basic and diluted loss from continuing operations	$(1.14)			$(0.99)

Basic and diluted common shares outstanding	253,710,417			253,710,417

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1.    Basis of Pro Forma Presentation

        The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

        The unaudited pro forma condensed consolidated financial statements of PRIMEDIA and About have been prepared based on the historical consolidated balance sheets of PRIMEDIA and About as of December 31, 2004 and the historical statements of consolidated operations of PRIMEDIA and About for each of the three years in the period ended December 31, 2004, after giving effect to the adjustments and assumptions described below.

        PRIMEDIA and About employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of PRIMEDIA and About have been made.

        The ongoing activity presented in these pro forma condensed consolidated financial statements represents PRIMEDIA's assets, liabilities, revenues and expenses that will not be divested in the sale of About.

Note 2.    Pro Forma Assumptions

        Pro forma adjustments:

        The accompanying unaudited pro forma condensed consolidated financial statements have been prepared as if the divestiture was completed on December 31, 2004 for consolidated balance sheet purposes and as of January 1, 2002 for statements of consolidated operations purposes and reflect the following pro forma adjustments:

  (a)
  The net proceeds of the sale are being used for the repayment of outstanding indebtedness under PRIMEDIA's revolving loan facilities and for general corporate purposes. PRIMEDIA intends, through a series of steps, to further reduce outstanding long-term debt and/or redeem outstanding shares subject to mandatory redemption.

  (b)
  To record the pro forma net gain as a result of the disposition.

Total consideration (excluding any adjustment for changes in net working capital)	$410,000
Transaction costs	4,700

Net proceeds	405,300
Carrying value of the net assets sold	22,123

Pro forma net gain before income tax expense	383,177
Income tax expense	3,500

Pro forma net gain	$379,677

  (c)
  The income tax expense recorded on the sale of About includes current federal Alternative Minimum Tax liability as well as current state and local income taxes. The income tax expense has been computed taking into consideration various factors, including the expected utilization of capital loss and net operating loss carryforwards and the related release of valuation allowance.

  (d)
  To eliminate About's equity from consolidated equity as a result of the disposition.

  (e)
  To adjust for expenses that are not expected to be incurred subsequent to the disposition of About.

  (f)
  To adjust for expenses that were originally allocated to About but will continue to be incurred by PRIMEDIA after the sale of About.

  (g)
  Includes $22,122 of provision for impairment of goodwill recorded in accordance with SFAS 142, Goodwill and Other Intangible Assets.

  (h)
  The net proceeds of the sale are being used for the repayment of outstanding indebtedness under PRIMEDIA's revolving loan facilities and for general corporate purposes. PRIMEDIA intends, through a series of steps, to further reduce outstanding long-term debt and/or redeem outstanding shares subject to mandatory redemption. Since PRIMEDIA has not finalized which of its obligations will be reduced, the accompanying unaudited pro forma condensed consolidated financial statements do not include any pro forma adjustments relating to the reduction of interest expense and interest on shares subject to mandatory redemption. However, based on the weighted average interest rates at December 31, 2004 applied to PRIMEDIA's outstanding long-term debt and shares subject to mandatory redemption at year-end, the annual reductions in interest expense and interest on shares subject to mandatory redemption would aggregate to approximately $31,000.

Note 3.    Unaudited Pro Forma Earnings Per Share Data

        Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of PRIMEDIA for each of the three years in the period ended December 31, 2004. As the pro forma condensed statements of consolidated operations for each of the three years in the period ended December 31, 2004, show a net loss from continuing operations applicable to common shareholders, weighted average basic and diluted shares are the same.

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PRIMEDIA INC. AND SUBSIDIARIES Unaudited Pro Forma Condensed Consolidated Balance Sheet (dollars in thousands)
PRIMEDIA INC. AND SUBSIDIARIES Unaudited Pro Forma Condensed Statement of Consolidated Operations (dollars in thousands, except per share amounts)
PRIMEDIA INC. AND SUBSIDIARIES Unaudited Pro Forma Condensed Statement of Consolidated Operations (dollars in thousands, except per share amounts)
PRIMEDIA INC. AND SUBSIDIARIES Unaudited Pro Forma Condensed Statement of Consolidated Operations (dollars in thousands, except per share amounts)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS